Exhibit 24

POWER OF ATTORNEY

     We, the undersigned officers and directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), hereby constitute and appoint Kenneth W. Lowe, Richard A. Boehne, Joseph G. NeCastro, E. John Wolfzorn, Anatolio B. Cruz III, M. Denise Kuprionis, William Appleton and Eric J. Geppert as our true and lawful attorneys-in-fact and agents, each of whom may act, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities to execute and file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, in order to register Class A Common Shares of the Company for issuance to officers and employees of the Company under the Company’s Amended and Restated 1997 Long-Term Incentive Plan, and all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney (alone or in multiple counterparts all of which together shall constitute a single document) has been signed in the capacities indicated below on April 28, 2005.

/s/ William R. Burleigh

William R. Burleigh	Nicholas B. Paumgarten
Chairman of the Board	Director

/s/ Kenneth W. Lowe	/s/ Paul K. Scripps

Kenneth W. Lowe	Paul K. Scripps
President, Chief Executive Officer and	Director
Director (Principal Executive Officer)

/s/ Joseph G. NeCastro	/s/ Edward W. Scripps, Jr.

Joseph G. NeCastro	Edward W. Scripps, Jr.
Senior Vice President and Chief	Director
Financial Officer (Principal Financial
and Accounting Officer)

/s/ John H. Burlingame	/s/ Ronald W. Tysoe

John H. Burlingame	Ronald W. Tysoe
Director	Director

/s/ Jarl Mohn	/s/ Julie A. Wrigley

Jarl Mohn	Julie A. Wrigley
Director	Director

/s/ Jeff Sagansky	/s/ David A. Galloway

Jeff Sagansky	David A. Galloway
Director	Director

/s/ Nackey E. Scagliotti

Nackey E. Scagliotti
Director